ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2017

Full Year 2017 Hosted Revenue Growth of 19%;

Fourth Quarter Total Revenue Reached Record Level

SUNNYVALE, Calif., Aug. 2, 2017 /PRNewswire/ -- ShoreTel ® (NASDAQ: SHOR), a leading provider of communication solutions that make interactions simple, today announced financial results for the fourth quarter and fiscal year 2017, which ended June 30, 2017.

As the Company's strategic shift in revenue mix towards hosted revenue continues, fourth quarter of fiscal 2017 total revenue was $95.7 million, compared to $94.6 million in the fourth quarter of fiscal 2016 and $87.7 million in the prior quarter. GAAP net loss was $1.0 million, or $0.01 per share, in the fourth quarter of fiscal 2017, compared with a GAAP net loss of $0.7 million, or $0.01 per share, in the fourth quarter of fiscal 2016, and a GAAP net loss of $2.9 million, or $0.04 per share, in the prior quarter. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, severance costs, acquisition-related cost, other adjustments and related tax charges, for the fourth quarter of fiscal year 2017, was $4.5 million, or $0.06 per diluted share. This compares with a non-GAAP net income of $3.5 million, or $0.05 per diluted share, in the fourth quarter of fiscal 2016 and a non-GAAP net income in the prior quarter of $0.6 million or $0.01 per diluted share.

"We ended our fiscal year with strong results in our June quarter. Our total revenue in the quarter was a record and our non-GAAP profitability reached its highest level in over a year," said Don Joos, president and CEO of ShoreTel. "While we continue to transform the business, our Hosted revenue growth was 19% for fiscal year 2017 and we had a significant sequential increase in premise customers migrating to our hosted solution."

Fourth Quarter of Fiscal 2017 Financial Highlights
Hosted revenues of $39.7 million in the fourth quarter of fiscal 2017 were up 17 percent year-over-year and 4 percent sequentially. GAAP hosted gross margin for the fourth quarter of fiscal year 2017 was 54.0 percent, compared with 50.4 percent in the fourth quarter of fiscal year 2016. Non-GAAP hosted gross margin increased to 55.0 percent in the fourth quarter of fiscal 2017, representing an improvement over the 54.3 percent in the fourth quarter of fiscal 2016. The total number of installed customer seats increased 23 percent over the fourth quarter of fiscal 2016 to approximately 283,800. Hosted revenue churn was 5.3 percent annualized in the fourth quarter of fiscal 2017.

Product revenues of $36.5 million in the fourth quarter of fiscal 2017 were down 13 percent year-over-year but up 20 percent sequentially. GAAP product gross margin for the fourth quarter of fiscal year 2017 was 65.5 percent, compared with 67.5 percent in the fourth quarter of fiscal year 2016. Non-GAAP product gross margin was 65.5 percent in the fourth quarter of fiscal 2017, compared with 67.6 percent in the fourth quarter of fiscal 2016.

Support and services revenues of $19.6 million in the fourth quarter of fiscal 2017 were up 4 percent year-over-year and up 3 percent sequentially. GAAP support and service gross margin for the fourth quarter of fiscal year 2017 was 77.9 percent, compared with 75.0 percent in the fourth quarter of fiscal year 2016. Non-GAAP support and service gross margin was 80.0 percent in the fourth quarter of fiscal 2017, compared with 75.7 percent in the fourth quarter of fiscal 2016.

GAAP total gross margin for the fourth quarter of fiscal year 2017 was 63.3 percent compared with 62.9 percent in the fourth quarter of fiscal year 2016. Non-GAAP total gross margin, for the fourth quarter of fiscal year 2017, was 64.1 percent compared with 64.4 percent in the fourth quarter of fiscal 2016.

As of June 30, 2017, the Company had $115.9 million in cash, cash equivalents and short-term investments and no outstanding debt. The Company generated $11.7 million in cash flow from operations in the quarter ended June 30, 2017.

Fiscal Year 2017 Financial Highlights
Hosted revenues for fiscal 2017 were $150.2 million, up 19 percent compared to fiscal 2016. GAAP hosted gross margin for fiscal 2017 was 53.1 percent, compared with 51.5 percent in fiscal 2016. Non-GAAP hosted gross margin increased to 55.6 percent in fiscal 2017, compared with 55.4 percent in fiscal 2016.

Product revenues for fiscal 2017 were $131.2 million, down 17 percent compared to fiscal 2016. GAAP product gross margin in fiscal 2017 was 66.8 percent compared to 67.2 percent in fiscal 2016. Non-GAAP product gross margin was 66.9 percent in fiscal 2017, compared with 67.3 percent in fiscal 2016.

Support and services revenues for fiscal 2017 were $76.3 million, up 1 percent compared to fiscal 2016. GAAP support and service gross margin for fiscal year 2017 was 77.5 percent, compared with 74.5 percent in fiscal 2016. Non-GAAP support and service gross margin was 78.6 percent in fiscal 2017 compared to 75.3 percent in fiscal 2016.

Total revenues for fiscal 2017 were $357.8 million, down 1 percent compared to fiscal 2016. GAAP total gross margin for fiscal year 2017 was 63.3 percent compared with 63.2 percent in fiscal year 2016. Non-GAAP total gross margin, for the fiscal year 2017, was 64.6 percent compared with 64.8 percent in fiscal 2016.

GAAP net loss in fiscal 2017 was $12.4 million, or $0.18 per share, compared with a GAAP net loss of $4.8 million, or $0.07 per share in fiscal 2016. Non-GAAP net income for the fiscal year 2017 was $7.6 million, or $0.11 per diluted share. This compares with a non-GAAP net income of $12.4 million, or $0.18 per diluted share in fiscal 2016.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/17	03/31/17	12/31/16	09/30/16	06/30/16
Recurring Revenue as a Percent of Total Revenue	60%	63%	61%	61%	54%

Annual Recurring Revenue Run Rate (in millions)	$ 229	$ 223	$ 216	$ 211	$ 203

Hosted Average Monthly Recurring Revenue Per Customer	$ 1,989	$ 1,991	$ 1,998	$ 2,076	$ 2,135

Hosted Monthly Average Revenue Per User (ARPU)	$ 48	$ 48	$ 48	$ 50	$ 51

Hosted Average # of Seats per Customer	42	41	41	42	42

Hosted Revenue Churn Rate Annualized	5.3%	5.1%	4.6%	4.0%	5.8%

Total Company Headcount	1,158	1,166	1,144	1,145	1,194

Fourth Quarter of Fiscal 2017 Business Highlights

ShoreTel Connect CLOUD Launched in Australia
ShoreTel announced the introduction of ShoreTel Connect™ CLOUD and ShoreTel Connect CLOUD Contact Center solutions in Australia.

Australia marks the latest step in ShoreTel's continued global expansion of its Connect CLOUD Unified Communications as-a-Service (UCaaS) solution. Connect CLOUD services are also available to customers in the United States, Canada and the United Kingdom. Additionally, Connect CLOUD follows the successful introduction of ShoreTel's first cloud based voice service in Australia, which has seen rapid partner uptake and strong customer demand since its launch last April.

Connect CLOUD services are sold through ShoreTel's Australian cloud partners who can also offer customers a range of professional services. The solution will not only be available to new customers but also for current ShoreTel customers as an opportunity to upgrade their existing cloud solution or migrate from an onsite system.

ShoreTel to Offer SMS APIs Through Google Cloud Platform

ShoreTel announced it has become a Google Cloud PlatformTM Technology Partner. As part of this partnership, ShoreTel is offering an SMS API solution through the Google Cloud Launcher.

Google Cloud Launcher offers ready-to-go development stacks, solutions, and services to accelerate development. Developers are able to explore, deploy, and manage solutions with only a few clicks.

Through the Google Cloud Launcher, ShoreTel will offer developers the ability to integrate inbound and outbound SMS capabilities into new or existing applications using the SMS REST APIs of ShoreTel SummitTM. A Communications Platform as a Service (CPaaS) solution, Summit's rich developer toolkits and API frameworks make it easy to embed SMS capabilities into system workflows or build custom apps for activities such as customer notifications, appointment reminders, marketing promotions, emergency alerts and more.

ShoreTel Introduces Global Numbers Service in Four Countries
ShoreTel announced it has expanded its ShoreTel Connect™ CLOUD unified communications solution with the addition of Global Numbers service.

Global Numbers allows multi-national organizations to create a local presence in the countries they serve by establishing unique Direct Inward Dial (DID) or International Toll-free Service (ITFS) numbers in each country. Global inbound calls can be routed to auto-attendants, IVRs or contact center queues and handled by teams at a central location, such as corporate headquarters. The service is available to Connect CLOUD customers in the U.S., Canada, U.K. and Australia.

ShoreTel's Global Numbers footprint covers countries where there has been strong demand. The service offers simple pricing with flat monthly rates for local DIDs and affordable per minute charges for inbound toll-free service.

ShoreTel and Its Leadership Recognized for Six Industry Awards

ShoreTel was honored with six awards that recognize the Company's senior leadership and commitment to innovation.

ShoreTel was awarded a Silver Stevie award for Most Innovative Tech Company – up to 2,500 employees, for its overall company growth, increased total revenue and elevated size of customer base.

At the Midsize Enterprise Summit TM ShoreTel chief marketing officer, Mark Roberts, was awarded the Best Vendor Spotlight which honors the event's top performing technology solution providers based on IT decision makers' perceptions during MES. Additionally, ShoreTel Teamwork was awarded Best Midmarket Solution: Services. ShoreTel Teamwork is a real-time collaboration application that allows teams to increase productivity on the go with features such as pervasive chat, task management, file sharing and more.

Eugenia Corrales, SVP of Solutions Group at ShoreTel, has been recognized by the Silicon Valley Business Journal with a Women of Influence 2017 award at a ceremony held on May 18th in San Jose, CA. This award recognizes professional accomplishments combined with impactful community involvement.

CRN TM named Heather Tenuto, vice president channels, to both the Women of the Channel 2017 and the Power 100 for her leadership at ShoreTel, including supporting market demand and empowering channel adoption around cloud technologies.

Business Outlook
Given the announcement made on July 27, 2017 regarding the Company's entry into a definitive agreement to be acquired by Mitel we will not be providing a business outlook.

Conference Call Information
Given the announcement made on July 27, 2017 regarding the Company's entry into a definitive agreement to be acquired by Mitel there will be no conference call in conjunction with this release.

Use of Non-GAAP Financial Measures
ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the Company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax changes, that many investors feel may obscure the Company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements
ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth and market opportunities. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, the impact of the announcement of the proposed acquisition by Mitel on ShoreTel's business; the ability of ShoreTel and Mitel to complete the proposed transaction; our reliance on third parties to sell and support our products, our ability to continue to grow our cloud-based solutions, our ability to grow or maintain our premises products, supply and manufacturing risks, the impact of service disruptions or security breaches, uncertainties related to global operations, our ability to control costs as we expand our business and seek to maintain the minimum cash closing condition from the proposed merger with Mitel; difficulties in managing more dispersed business operations, our ability to attract, retain and ramp new personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, our ability to identify and execute on strategic opportunities, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the impact of mergers and consolidations in our industry, the uncertain impact of global economic conditions and foreign exchange rates, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2016 and most recent Quarterly Report on Form 10-Q.

About ShoreTel, Inc.
ShoreTel (NASDAQ: SHOR) provides businesses worldwide with communication solutions that make interactions simple. From business phone systems, unified communications https://www.shoretel.com/solutions/solution-tech-unified-communications and contact center solutions to a fully hosted voice and SMS development platform, ShoreTel delivers unmatched flexibility and ease for companies looking to increase productivity and drive innovation. ShoreTel offers solutions in the cloud, onsite or a hybrid of both, giving customers the freedom to choose the best fit for their business needs now and in the future. Headquartered in Sunnyvale, Calif., ShoreTel has offices and partners worldwide. For more information, visit shoretel.com.

ShoreTel, ShoreTel Connect, ShoreTel Summit and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. Google Cloud Platform is a trademark of Google Inc. Midsize Enterprise Summit and CRN are registered trademarks of The Channel Company in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

Investor Contact:
Barry Hutton
Investor Relations Officer
408-962-2573
bhutton@shoretel.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30,	June 30,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$ 67,223	$ 61,726
Short-term investments	48,665	46,433
Accounts receivable - net	31,393	32,902
Inventories	11,624	12,488
Prepaid expenses and other current assets	13,019	13,420
Total current assets	171,924	166,969

Property and equipment - net	19,066	21,551
Goodwill	129,449	129,449
Intangible assets	12,087	18,788
Other assets	6,926	5,581
Total assets	$ 339,452	$ 342,338

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,011	$ 14,932
Accrued liabilities and other	15,633	20,397
Accrued employee compensation	16,740	18,925
Accrued taxes and surcharges	3,614	3,917
Deferred revenue	61,524	56,765
Total current liabilities	111,522	114,936

Long-term deferred revenue	21,245	20,940
Other long-term liabilities	4,492	3,733
Total liabilities	137,259	139,609

Stockholders' equity:

Common stock	390,995	379,088
Accumulated deficit	(188,802)	(176,359)
Total stockholders' equity	202,193	202,729

Total liabilities and stockholders' equity	$ 339,452	$ 342,338

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Revenue:
Hosted and related services	$39,654	$ 38,272	$34,016	$150,242	$126,670
Product	36,510	30,535	41,732	131,174	158,232
Support and services	19,557	18,923	18,844	76,343	75,382
Total revenue	95,721	87,730	94,592	357,759	360,284
Cost of revenue:
Hosted and related services	18,233	17,381	16,856	70,406	61,384
Product	12,593	9,958	13,544	43,543	51,881
Support and services	4,328	4,169	4,705	17,194	19,199
Total cost of revenue	35,154	31,508	35,105	131,143	132,464
Gross profit	60,567	56,222	59,487	226,616	227,820
Gross profit %	63.3%	64.1%	62.9%	63.3%	63.2%

Operating expenses:
Research and development	17,173	17,122	16,375	67,068	60,509
Sales and marketing	32,902	31,598	32,471	127,637	126,123
General and administrative	10,890	11,080	10,683	43,532	41,778
Acquisition related costs	-	-	133	-	1,489
Settlements and defense fees	-	(19)	56	(30)	56
Total operating expenses	60,965	59,781	59,718	238,207	229,955
Loss from operations	(398)	(3,559)	(231)	(11,591)	(2,135)
Other income (expense), net	(138)	778	(446)	86	(2,097)
Loss before provision for income tax	(536)	(2,781)	(677)	(11,505)	(4,232)
Provision for income tax	420	159	67	938	560
Net loss	$ (956)	$ (2,940)	$ (744)	$ (12,443)	$ (4,792)
Net loss per share:
Basic and diluted	$ (0.01)	$ (0.04)	$ (0.01)	$ (0.18)	$ (0.07)

Shares used in computing net loss per share:
Basic and diluted	68,518	68,235	67,300	68,100	66,405

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

			Three Months Ended				Twelve Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2017		2017		2016		2017		2016
GAAP Hosted and related services gross profit	$ 21,421		$ 20,891		$ 17,160		$ 79,836		$ 65,286
Stock-based compensation charges	61	(a)	63	(a)	317	(a)	261	(a)	1,272	(a)
Amortization of acquisition-related intangibles	327	(b)	921	(b)	977	(b)	3,202	(b)	3,613	(b)
Severance costs	-	(d)	50	(d)	-	(d)	50	(d)	-	(d)
Lease termination fee	-	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Non-GAAP Hosted and related services gross profit	$ 21,809		$ 21,925		$ 18,454		$ 83,504		$ 70,171
Non-GAAP Hosted and related services gross margin	55.0%		57.3%		54.3%		55.6%		55.4%

GAAP Product gross profit	$ 23,917		$ 20,577		$ 28,188		$ 87,631		$ 106,351
Stock-based compensation charges	9	(a)	10	(a)	11	(a)	53	(a)	64	(a)
Amortization of acquisition-related intangibles	-	(b)	-	(b)	-	(b)	-	(b)	19	(b)
Severance costs	-	(d)	-	(d)	-	(d)	9	(d)	-	(d)
Non-GAAP Product gross profit	$ 23,926		$ 20,587		$ 28,199		$ 87,693		$ 106,434
Non-GAAP Product gross margin	65.5%		67.4%		67.6%		66.9%		67.3%

GAAP Support and services gross profit	$ 15,229		$ 14,754		$ 14,139		$ 59,149		$ 56,183
Stock-based compensation charges	76	(a)	80	(a)	122	(a)	370	(a)	590	(a)
Severance costs	341	(d)	-	(d)	-	(d)	454	(d)	10	(d)
Non-GAAP Support and services gross profit	$ 15,646		$ 14,834		$ 14,261		$ 59,973		$ 56,783
Non-GAAP Support and services gross margin	80.0%		78.4%		75.7%		78.6%		75.3%

GAAP total gross profit	$ 60,567		$ 56,222		$ 59,487		$ 226,616		$ 227,820
Stock-based compensation charges	146	(a)	153	(a)	450	(a)	684	(a)	1,926	(a)
Amortization of acquisition-related intangibles	327	(b)	921	(b)	977	(b)	3,202	(b)	3,632	(b)
Severance costs	341	(d)	50	(d)	-	(d)	513	(d)	10	(d)
Lease termination fee	-	(g)	-	(g)	-	(g)	155	(g)	-	(g)
Non-GAAP total gross profit	$ 61,381		$ 57,346		$ 60,914		$ 231,170		$ 233,388
Non-GAAP total gross margin	64.1%		65.4%		64.4%		64.6%		64.8%

GAAP loss from operations	$ (398)		$ (3,559)		$ (231)		$ (11,591)		$ (2,135)
Stock-based compensation charges	2,102	(a)	2,194	(a)	2,010	(a)	9,789	(a)	8,871	(a)
Amortization of acquisition-related intangibles	1,229	(b)	1,824	(b)	1,881	(b)	6,811	(b)	7,112	(b)
Litigation, settlements and defense fees	-	(c)	(19)	(c)	56	(c)	(30)	(c)	56	(c)
Severance costs	2,053	(d)	523	(d)	336	(d)	3,734	(d)	493	(d)
Acquisition related costs	-	(e)	-	(e)	133	(e)	-	(e)	1,489	(e)
Strategic alternatives review costs	52	(f)	42	(f)	-	(f)	557	(f)	-	(f)
Lease termination fee	-	(g)	-	(g)	54	(g)	155	(g)	54	(g)
Non-GAAP income from operations	$ 5,038		$ 1,005		$ 4,239		$ 9,425		$ 15,940

GAAP net loss	$ (956)		$ (2,940)		$ (744)		$ (12,443)		$ (4,792)
Stock-based compensation charges	2,102	(a)	2,194	(a)	2,010	(a)	9,789	(a)	8,871	(a)
Amortization of acquisition-related intangibles	1,229	(b)	1,824	(b)	1,881	(b)	6,811	(b)	7,112	(b)
Litigation, settlements and defense fees	-	(c)	(19)	(c)	56	(c)	(30)	(c)	56	(c)
Severance costs	2,053	(d)	523	(d)	336	(d)	3,734	(d)	493	(d)
Acquisition related costs	-	(e)	-	(e)	133	(e)	-	(e)	1,489	(e)
Strategic alternatives review costs	52	(f)	42	(f)	-	(f)	557	(f)	-	(f)
Lease termination fee	-	(g)	-	(g)	54	(g)	155	(g)	54	(g)
Gain on sale of non-marketable investments	-	(h)	(920)	(h)	-	(h)	(920)	(h)	-	(h)
Deferred tax benefit (provision) arising from tax impact of above items	29	(i)	(154)	(i)	(238)	(i)	(34)	(i)	(871)	(i)
Non-GAAP net income	$ 4,509		$ 550		$ 3,488		$ 7,619		$ 12,412

Non-GAAP net income per share:
Basic	$ 0.07		$ 0.01		$ 0.05		$ 0.11		$ 0.19
Diluted	$ 0.06		$ 0.01		$ 0.05		$ 0.11		$ 0.18

Shares used in computing net income per share:
Basic	68,518		68,235		67,300		68,100		66,405
Diluted	69,534		69,344		68,487		69,397		67,941

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

			Three Months Ended		Twelve Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2017	2017	2016	2017	2016
(a)	Stock-based compensation included in:
	Cost of hosted and related services revenue	$ 61	$ 63	$ 317	$ 261	$ 1,272
	Cost of product revenue	9	10	11	53	64
	Cost of support and services revenue	76	80	122	370	590
	Research and development	518	550	495	2,256	1,854
	Sales and marketing	637	650	566	2,909	2,569
	General and administrative	801	841	499	3,940	2,522
		$ 2,102	$ 2,194	$ 2,010	$ 9,789	$ 8,871

(b)	Amortization of acquisition-related intangibles included in:
	Cost of hosted and related services	$ 327	$ 921	$ 977	$ 3,202	$ 3,613
	Cost of product revenue	-	-	-	-	19
	Sales and marketing	895	895	896	3,579	3,465
	General and administrative	7	8	8	30	15
		$ 1,229	$ 1,824	$ 1,881	$ 6,811	$ 7,112

(c)	Litigation, settlements and defense fees included in:
	Settlements and defense fees	$ -	$ (19)	$ 56	$ (30)	$ 56
		$ -	$ (19)	$ 56	$ (30)	$ 56

(d)	Severance costs included in:
	Cost of hosted and related services	$ -	$ 50	$ -	$ 50	$ -
	Cost of product revenue	-	-	-	9	-
	Cost of support and services	341	-	-	454	10
	Research and development	242	107	277	412	402
	Sales and marketing	1,406	366	59	2,738	78
	General and administrative	64	-	-	71	3
		$ 2,053	$ 523	$ 336	$ 3,734	$ 493

(e)	Direct acquisition costs included in:
	Acquisition-related costs	$ -	$ -	$ 133	$ -	$ 1,489
		$ -	$ -	$ 133	$ -	$ 1,489

(f)	Strategic alternatives review costs included in:
	General and administrative	$ 52	$ 42	$ -	$ 557	$ -
		$ 52	$ 42	$ -	$ 557	$ -

(g)	Lease termination fee included in:
	Cost of hosted and related services	$ -	$ -	$ -	$ 155	$ -
	General and administrative	-	-	54	-	54
		$ -	$ -	$ 54	$ 155	$ 54

(h)	Gain on sale of non-marketable investments included in:
	Other income (expense), net	$ -	$ (920)	$ -	$ (920)	$ -
		$ -	$ (920)	$ -	$ (920)	$ -

(i)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (h) above.